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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the White Pine Software, Inc. 1996 Employee Stock Purchase Plan, of our report dated January 26, 1997, with respect to the consolidated financial statements of White Pine Software, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                    ERNST & YOUNG LLP


Manchester, New Hampshire
May 7, 1997